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                                THIRD AMENDMENT

              THIRD AMENDMENT, dated as of February 5, 1997 (this "Amendment"), to the Credit Agreement, dated as of June 29, 1994 (as amended prior to the date hereof, the "Credit Agreement"), among Pneumo Abex Aorporation (as successor by merger to Mafco Worldwide Corporation; the "Company"), the financial institutions from time to time parties thereto (the "Banks") and The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.), as agent (in such capacity, the "Agent").

                                  WITNESSETH:

              WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

              WHEREAS, the Company has requested that the Banks and the Agent amend the Credit Agreement as more fully set forth herein;

              WHEREAS, the Banks and the Agent are willing to consent to such amendments only upon the terms, and subject to the conditions, set forth herein;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Banks and the Agent hereby agree as follows:

              1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

              2. Amendment of Section 1.01 -- Definitions of Applicable Letter of Credit Fee Rate and Applicable Margin. The definitions of "Applicable Letter of Credit Fee Rate" and "Applicable Margin" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in their respective entireties as follows:

              "Applicable Letter of Credit Fee Rate" shall mean 1%.

              "Applicable Margin" shall mean: (a) with respect to Revolving Credit Loans that are Base Rate Loans, 0% and (b) with respect to Revolving Credit Loans that are Eurodollar Loans, 1.0%, provided that the "Applicable Margin" during any period when an Event of Default shall have occurred and be continuing shall be (x) with respect to Revolving Credit Loans that are Base Rate loans, 1-1/4% and (y) with respect to Revolving Credit Loans that are Eurodollar Loans, 2-1/2%.

              3. Amendment of Section 2.03 -- Letters of Credit. Section 2.03 of the Credit Agreement is hereby amended by (a) changing the amount "$15,000,000" which appears at the end of clause (ii) of the introductory paragraph thereof to the amount


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"$12,500,000" and (b) deleting clause (i) of said paragraph (g) thereof in its entirety, including the phase "and (ii)" at the end thereof.

              4. Amendment of Section 2.05 -- Commitment Fee. Section 2.05 of the Credit Agreement is hereby amended by changing the percentage "1/2 of 1%" in the first sentence thereof to the percentage "1/4 of 1%".

              5. Elimination of Borrowing Base and Excess Cash Flow Sweep. Each of Section 2.10(a), 2.10(d), 8.01(g) and 8.01(i) is hereby deleted and replaced with the reference "[INTENTIONALLY OMITTED]".

              6. Revolving Credit Commitments. The parties hereto hereby agree that, on the Amendment Effective Date (as defined below), the Revolving Credit Commitment of The Chase Manhattan Bank shall equal $12,500,000 and the Revolving Credit Commitment of each other Bank (each, an "Exiting Bank") shall equal $0.

              7. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendments contained herein, hereby confirms, reaffirms and restates the representations and warranties made in
Section 7 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

              8. Conditions to Effectiveness. This Amendment shall become effective on and as of the date (the "Amendment Effective Date") that (a) the Agent shall have received counterparts of this Amendment, duly executed by the Company and the Banks and (b) the Company shall have repaid all Loans made by the Exiting Banks, together with accrued interest thereon, accrued commitment fees and any other amounts owing to the Exiting Banks under the Credit Agreement. The amendments herein with respect to changes in the Applicable Letter of Credit Fee Rate, the Applicable Margin and the commitment fee shall be effective for the period commencing on the Amendment Effective Date.

              9. Reference to and Effect on the Credit Documents: Limited Effect. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents, nor constitute a waiver or amendment of any provisions of any of the Credit Documents. Except as expressly modified herein, all of the provisions and covenants of the Credit Agreement and the


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other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

              10. Exiting Banks. Each Exiting Bank is executing this Amendment solely with the purpose of acknowledging that its rights and obligations in respect of its Loans and Revolving Credit Commitment will terminate on the Amendment Effective Date upon repayment in full of all amounts owing to it under the Credit Agreement on the Amendment Effective Date. The modifications effected by this Amendment are being provided by the Banks holding 100% of the Revolving Credit Commitments after giving effect to the repayment of the Loans and the termination of the Revolving Credit Commitments of the Exiting Banks on the Amendment Effective Date.

              11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

              12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, theparties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       PNEUMO ABEX CORPORATION (as successor
                                       by merger to Mafco Worldwide
                                       Corporation)


                                       By: /s/ Peter W. Grace
                                          -------------------------------------
                                             Name: Peter W. Grace
                                             Title: Sr. Vice President

                                       THE CHASE MANHATTAN BANK (as successor
                                       by merger to The Chase Manhattan Bank,
                                       N.A.), as Agent and as a Bank


                                       By: /s/ Neil R. Boylan
                                          -------------------------------------
                                             Name: Neil R. Boylan
                                             Title: Vice President
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                                       The Exiting Banks:

                                       THE FIRST NATIONAL BANK OF BOSTON

                                       By: /s/ Andrew A. Doherty
                                          -------------------------------------
                                             Name: Andrew A. Doherty
                                             Title: Vice President

                                       BANQUE FRANCAISE DU COMMERCE EXTERIEUR

                                       By: /s/ Peter Karl Harris
                                          -------------------------------------
                                             Name: Peter Karl Harris
                                             Title: Vice President

                                       By: /s/ William C. Maier
                                          -------------------------------------
                                             Name: William  C. Maier
                                             Title: VP-Group Manager